UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 23, 2026

reAlpha Tech Corp.

(Exact name of registrant as specified in its charter)

Delaware	001-41839	86-3425507
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

6515 Longshore Loop, Suite 100, Dublin, OH 43017

(Address of principal executive offices and zip code)

(707) 732-5742

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	AIRE	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This Current Report on Form 8-K is being filed inadvertently late. When the inadvertent lapse in filing was determined, the Company (as defined below) promptly filed this Current Report on Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 23, 2026, the compensation committee (the “Compensation Committee”) of the board of directors (the “Board”) of reAlpha Tech Corp. (the “Company”), approved an annual grant of restricted stock unit awards (the “RSU Grants”), with each restricted stock unit representing the right to receive one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), to be issued upon vesting and settlement under the Company’s 2022 Equity Incentive Plan, as amended (the “Plan”), for each fiscal quarter of the fiscal year ending December 31, 2026 (the “FY 2026”). The RSU Grants will be awarded to the Company’s executive officers and certain other employees (each, an “Award Recipient” and collectively, the “Award Recipients”), as determined by the Compensation Committee from time to time, and will be made pursuant to the Company’s standard form of restricted stock unit award agreement (each, an “RSU Award Agreement”).

In April 2025, as previously disclosed, the Compensation Committee approved a similar annual grant of restricted stock units for the fiscal year ended December 31, 2025. Consistent with such annual grant, the Compensation Committee approved the RSU Grants to provide additional compensation to such Award Recipients in connection with its yearly review of the Company’s overall compensation structure. The Compensation Committee currently intends to consider annual grants of restricted stock units for each fiscal year following FY 2026 on terms materially consistent with the RSU Grants, including grant date values consistent with the amounts approved on April 23, 2026, which, with respect to the Company’s executive officers, are set forth below. Any such future grants would be subject to the Compensation Committee’s approval and to its sole discretion to modify or adjust the amounts thereof, including based on an Award Recipient’s base salary (and any increases thereto) and/or in connection with its subsequent annual reviews of the Company’s compensation structure.

The RSU Grants awarded to the Company’s executive officers will be paid in the quarterly amounts set forth below:

Name	Title	Quarterly Amounts
Giri Devanur	Executive Chairman	$62,500 (25% of base salary)
Michael J. Logozzo	Chief Executive Officer, President and Interim Chief Operating Officer	$75,000 (25% of base salary)
Thomas J. Kutzman Jr.	Chief Financial Officer	$68,750 (25% of base salary)

In accordance with the RSU Grants, each Award Recipient will receive, for each fiscal quarter of FY 2026, and each subsequent fiscal quarter thereafter, a number of restricted stock units (the “Quarterly RSUs”) based on and equal to the quotient of: (i) the applicable dollar amount for such Award Recipient divided by (ii) the volume-weighted average closing price of the Common Stock, as reported on Nasdaq, for the 10-trading day period ending on and including the grant date of such Quarterly RSUs, which grant date, for any given fiscal quarter, will be 30 calendar days after the last calendar day of such fiscal quarter, or if such date is a non-trading day, then the trading day immediately prior to such date, in each case, subject to the corresponding vesting schedule and other terms and conditions set forth in any related RSU Award Agreements and the Plan.

The Quarterly RSUs issued in a fiscal quarter will vest as follows: (i) 50% will vest on the date that is 12 months from the date of grant and (ii) the remaining 50% will vest in four equal quarterly installments over the next 12-month period thereafter. The grant of Quarterly RSUs under the RSU Grants and vesting thereof are subject to the continuous service of each eligible Award Recipient on the applicable grant and vesting dates of such Quarterly RSUs, and any unvested Quarterly RSUs will be forfeited upon an Award Recipient’s separation from service with the Company.

The foregoing description of the RSU Award Agreement does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the full text of the RSU Award Agreement, a copy of which was filed as Exhibit 10.1 to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on April 30, 2025, which is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1+	Form of 2022 Equity Incentive Plan Restricted Stock Unit Award Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 30, 2025).
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

+	Indicates management contract or compensatory plan or arrangement.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 11, 2026	reAlpha Tech Corp.

	By:	/s/ Michael J. Logozzo
Michael J. Logozzo
Chief Executive Officer

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